Exhibit 23.1


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
           -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated January 21, 1999 for Toledo Pickling and Steel Sales, Inc. for the year ended September 30, 1998 included in Consolidated Capital of North America, Inc.'s Form 8-KA filed on February 12, 1999 and to all references to our Firm included in this registration statement.



                              /s/  ARTHUR ANDERSEN LLP




Los Angeles, California
April 21, 1999